UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2025

UWM Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)
(800) 981-8898
(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	UWMCWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 19, 2025, UWM Holdings Corporation (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the NYSE has determined to (i) commence proceedings to delist the Company’s warrants (the “Warrants”) and (ii) immediately suspend trading in the Warrants due to “abnormally low selling price” levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. Each Warrant is presently exercisable for one share of the Company’s Class A common stock (the “Common Stock’) at an exercise price per share of $11.50 and are set to expire January 21, 2026, ticker symbol “UWMC.WS.” The Company does not intend to appeal the NYSE determination. To effect the delisting, the NYSE will apply to the Securities and Exchange Commission to delist the Warrants upon completion of all applicable procedures.

Trading in the Company’s Common Stock will continue on the NYSE under the ticker symbol “UWMC”, subject to the Company’s continued compliance with the NYSE’s other continued listing requirements, and is unaffected by this action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWM HOLDINGS CORPORATION

By:	/s/ Rami Hasani
Name:	Rami Hasani
Title:	Executive Vice President, Chief Financial Officer

Date: December 29, 2025